Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 our report dated September 26, 2019, relating to the financial statement of Infusive® Compounding Global Equities ETF (the “Fund”), a series of Infusive US Trust, as of August 27, 2019, and to the references to our firm under the heading “Other Service Providers” in the Prospectus and Statement of Additional Information.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Cleveland, Ohio

December 16, 2019